For Immediate Release

PLURISTEM BOARD APPOINTS JOHN L. BAKOS PRESIDENT

U.S. Leadership by Seasoned Veteran to Provide Myriad of Opportunities

Haifa, Israel - February 24, 2005 - Pluristem Life Systems, Inc. (OTC BB:PLRS), a biotechnology company dedicated to the expansion of stem cells from umbilical cord blood to address a myriad of fatal illnesses, today announced that the Board of Directors appointed John L. Bakos President.

Mr. Bakos draws on two decades of experience in start-ups and emerging growth companies ranging from high tech to biotechnology and medical devices. He has focused on the intersection of technology development, business strategy, finance, procurement of funding, and on the delivery of insightful financial analysis and business planning for highly proprietary R&D projects.

Mr. Bakos was most recently Co-Founder and V.P. Finance at Fluidnet LLC, a medical device company focused on the $1 billion IV therapy device and disposables market. He raised seed funding for the Company and was responsible for investor communications, business planning, and financial modeling. From 1989 to 2001, he served as an independent consultant to emerging private and public growth companies in healthcare, telecommunications, financial services, online education, manufacturing and government on issues involving finance, business planning and execution. John Bakos holds an B.A. and M.B.A. from Cornell University.

"The Board of Directors' decision is key on many fronts. John Bakos possesses expertise in bringing emerging growth companies to their greatest potential and has a demonstrated and strong track record. It is our expectation to utilize John's abilities long after the initial four month interim agreement. Additionally, John's presence in the U.S. is key to Pluristem's future as it gains exposure in the investment community, raises funding, and secures long-term relationships in both the scientific and investment community," stated Doron Shorrer, Chairman of the Board.

John Bakos, President, added, "I, along with my colleagues at Pluristem, believe we will reach new levels of performance on the R&D front, into the clinic, while creating strong strategic alliances. Additionally, our U.S. presence will allow us to expedite our M&A strategy. With a prestigious Scientific Advisory Board already in place, and with a technology that has delivered encouraging experimental results, my goal in 2005 is to help position Pluristem for aggressive development of its core technology and eventual submission of an IND (Investigational New Drug) for hematopoietic stem cell expansion. At the same time, the company will begin to aggressively pursue other development programs that have the potential to create additional shareholder value."

About Pluristem

Pluristem strives to become a leading biopharmaceutical company developing, producing and marketing stem cell products for cell regenerative therapies. Pluristem's platform for expanding stem cells offers breakthrough technology and multiple product opportunities in many therapeutic areas.

For more information, visit the Company's website at: www.pluristem.com.

Safe Harbor Statement

This press release contains statements, which may constitute "forward-looking statements". Those statements include statements regarding the intent, belief or current expectations of Pluristem Life Systems, Inc., and members of our management as well as the assumptions on which such statements are based. Forward-looking statements in this release include statements regarding our gaining exposure in the investment community, raising funding, and secureing long-term relationships in both the scientific and investment community, our aggressive development of our core technology and eventual submission of an IND for hematopoietic stem cell expansion and our aggressively pursuing other development programs that have the potential to create additional shareholder value. Actual outcomes and our actual results could differ materially from those in such forward-looking statements, as we may find that working capital is used more quickly than anticipated, we may face unanticipated expenses, and we may not be able raise funding when we require it, our technology may not prove successful, our competition may produce better or cheaper products, we may not be able to develop our products sufficiently to submit an IND, and we may not identify or successfully develop programs that create shareholder value.. For further risk factors see the Company's latest 10-KSB filed with the SEC.

Contact:

for Pluristem Life Systems, Inc.
DeMonte Associates
Cynthia DeMonte, 212-605-0525
cdemonte@aol.com